UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) February 2, 2006 (January 27, 2006)
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On January 27, 2006, we entered into a Sale and Sublicense Agreement (the “Sublicense Agreement”) with Wülfing Holding GmbH (“Wülfing Holding”) whereby we granted Wülfing Holding an exclusive sublicense throughout the world except for North America (the “Territory”) to manufacture and commercialize the intravenous formulation of enoximone (Perfan® I.V.). In addition, we sold the outstanding capital stock of our wholly-owned subsidiary, Myogen GmbH, to Wülfing Holding pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”). The Sublicense Agreement and the Purchase Agreement were each executed on January 27, 2006 but effective as of January 1, 2006.
     The Sublicense Agreement is subject to the terms of our License Agreement (Enoximone) (the “License Agreement”) with Aventis Pharmaceuticals Inc. (formerly Hoechst Marion Roussel, Inc., “Aventis”). Under the terms of the Sublicense Agreement, Wülfing Holding has agreed to pay us approximately $5.0 million on or before February 10, 2006 in consideration of the transfer to Wülfing Holding of our rights to certain Perfan® trademarks in the Territory, certain quantities of bulk enoximone compound and enoximone starter material, and our existing inventory of finished Perfan® I.V. Wülfing Pharma GmbH, an affiliate of Wülfing Holding, and Myogen GmbH have guaranteed Wülfing Holding’s obligations to make such payment. Wülfing Holding is also obligated to pay royalties to us based on net sales of Perfan® I.V. in the Territory. Such obligations are generally coterminous with our obligations to pay royalties to Aventis under the License Agreement. In the event that a registration for Perfan® I.V. is lost or suspended prior to December 31, 2009 in certain specified countries due to regulatory actions by the applicable regulatory authorities and Wülfing Holding is in compliance with its obligations under the Sublicense Agreement, we are obligated to either reimburse certain amounts to Wülfing Holding on a country-by-county basis or allow Wülfing Holding to offset such amounts against future royalty payments.
     Pursuant to the Purchase Agreement, Wülfing Holding purchased the outstanding capital stock of Myogen GmbH for an aggregate of approximately $1.1 million, including assumption of an intercompany account payable to us. The purchase price and the intercompany balance are payable on or before February 10, 2006 and Wülfing Pharma GmbH has guaranteed both payment obligations. The Purchase Agreement provides for customary representations and warranties regarding Myogen GmbH. Under the Purchase Agreement, we have agreed to indemnify Wülfing Holding for breaches or inaccuracies of the representations and warranties as well as the payment of any taxes of Myogen GmbH through December 31, 2005. Our obligation to indemnify Wülfing Holding for breaches of certain of the representations and warranties is subject to standard limitations and conditions.
     Prior to the closing of the transaction, Wülfing Pharma manufactured Perfan® I.V. for Myogen GmbH under the terms of a Contract Manufacturing Agreement dated January 31, 2001. In addition, Carinopharm GmbH, an affiliate of Wülfing Holding, acted as Myogen GmbH’s distributor of Perfan® I.V. in Germany under the terms of a Distribution Agreement dated February 2, 2000. Carinopharm GmbH also provided certain management services to Myogen GmbH.
     The Sublicense Agreement and the Purchase Agreement will be filed as exhibits to our Form 10-K for the year ending December 31, 2005.

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On February 2, 2006, we issued a press release relating to the sale of Myogen GmbH. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          99.1 Press Release, dated February 2, 2006, entitled “Myogen Announces Sale of Myogen GmbH.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 2, 2006

MYOGEN, INC.
By:	/s/ Andrew D. Dickinson
Andrew D. Dickinson
Its: Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 2, 2006, entitled “Myogen Announces Sale of Myogen GmbH.”

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